Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-233435) on Form S-4 as amended on Form S-8 of WesBanco, Inc. of our reports dated March 13, 2019, with respect to the consolidated financial statements of Old Line Bancshares, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Old Line Bancshares, Inc. for the year ended December 31, 2018.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

November 22, 2019